EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of the 22nd day of September, 2000, by and between EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation (the "Company") and NICHOLAS
J. IUANOW (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Executive has been providing services to the Company in an executive capacity and desires to continue to provide such services;

         WHEREAS, the Company desires to have the benefit of the Executive's efforts and services; and

         WHEREAS, the Company has determined that it is appropriate and in the best interests of the Company to provide to the Executive protection in the event of certain terminations of the Executive's employment relationship with the Company in accordance with the terms and conditions contained herein and the Executive desires to have such protection.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby mutually covenant and agree as follows:

         1.       DEFINITIONS.

         Whenever used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Accrued Benefits" shall mean the amount payable not later than ten (10) days following an applicable Termination Date and which shall be equal to the sum of the following amounts:

                           (i)  All  salary   earned  or  accrued   through  the
                  Termination Date;

                           (ii) Reimbursement for any and all monies advanced in
                  connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

                           (iii) Any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect;

                           (iv) The full amount of any stated  bonus  payable to
                  the Executive in accordance with Sections 6(b)-(c) herein with respect to the year in which termination occurs; and


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                           (v) All  other  payments  and  benefits  to which the
                  Executive may be entitled under the terms of any benefit plan of the Company.

                  (b) "Act" shall mean the Securities Exchange Act of 1934;

                  (c) "Affiliate" shall have the same meaning as given to that term in Rule 12b-2 of Regulation 12B promulgated under the Act;

                  (d) "Base Period Income" shall be an amount equal to the Executive's "annualized includable compensation" for the "base period" as defined in Sections 280G(d)(1) and (2) of the Code and the regulations adopted thereunder;

                  (e) "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Act, provided that any pledgee of Company voting securities shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities;

                  (f) "Board" shall mean the Board of Directors of the Company;

                  (g) "Cause" shall mean any of the following:

                           (i) The engaging by the Executive in fraudulent conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

                           (ii) Conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

                           (iii)  Neglect or refusal by the Executive to perform
                  the   Executive's   duties   or    responsibilities    (unless
                  significantly changed without the Executive's consent); or

                           (iv) A significant  violation by the Executive of the
                  Company's established policies and procedures;

         Notwithstanding the foregoing, Cause shall not exist under Sections 1(g)(iii) and (iv) herein unless the Company furnishes written notice to the Executive of the specific offending conduct and the Executive fails to correct such offending conduct within the thirty (30) day period commencing on the receipt of such notice.

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                  (h) "Change of Control"  shall mean a change in  ownership  or managerial control of the stock, assets or business of the Company resulting from one or more of the following circumstances:

                           (i) A change of control of the  Company,  of a nature
                  that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement;

                           (ii) A change in ownership  of the Company  through a
                  transaction or series of transactions, such that any Person or Persons (other than any current officer of the Company or member of the Board) is (are) or become(s), in the aggregate, the Beneficial Owner(s), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the Company's then outstanding securities;

                           (iii) Any  consolidation  or merger of the Company in
                  which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Company would be converted into cash (other than cash attributable to dissenters' rights), securities or other property provided by a Person or Persons other than the
                  Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger have approximately the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

                           (iv) The  shareholders of the Company approve a sale,
                  transfer, liquidation or other disposition of all or substantially all of the assets of the Company to a Person or Persons;

                           (v) During any period of two (2)  consecutive  years,
                  individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

                           (vi) The filing of a  proceeding  under  Chapter 7 of
                  the Federal Bankruptcy Code (or any successor or other statute of similar import) for liquidation with respect to the Company; or

                           (vii) The filing of a proceeding  under Chapter 11 of
                  the Federal Bankruptcy Code (or any successor or other statute of similar import) for reorganization with respect to the Company if in connection with any such proceeding, this Agreement is rejected, or a plan of reorganization is approved an element of which plan entails the liquidation of all or substantially all the assets of the Company.

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

         A "Change of Control" shall be deemed to occur on the actual date on which any of the foregoing circumstances shall occur; provided, however, that in connection with a "Change of Control" specified in
         Section 1(h)(vii), a "Change of Control" shall be deemed to occur on the date of the filing of the relevant proceeding under Chapter 11 of the Federal Bankruptcy Code (or any successor or other statute of similar import). Notwithstanding the foregoing, a "Change of Control" shall not include any transaction that constitutes a "Rule 13e-3 transaction" under Rule 13e-3 of the Act or an "issuer tender offer" under Rule 13e-4 of the Act.

                  (i)  "Change  of  Control   Period"   shall  mean  the  period
         commencing on the date a Change of Control occurs and ending on the second anniversary of such Change of Control;

                  (j) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time;

                  (k) "Disability" shall mean a physical or mental condition whereby the Executive is unable to perform on a full-time basis the customary duties of the Executive under this Agreement;

                  (l) "Federal Short  Term-Rate"  shall mean the rate defined in
         Section 1274(d)(1)(C)(i) of the Code;

                  (m)      "Good Reason" shall mean:

                           (i) The required relocation of the Executive, without
                  the Executive's consent, to an employment location which is more than seventy-five (75) miles from the Executive's employment location on the day preceding the date of this Agreement;

                           (ii) The removal of the Executive from or any failure
                  to reelect the Executive to any of the positions held by the Executive as of the date of this Agreement or any other positions to which the Executive shall thereafter be elected or assigned except in the event that such removal or failure to reelect relates to the termination by the Company of the Executive's employment for Cause or by reason of death, Disability or voluntary retirement;

                           (iii) A significant adverse change, without the Executive's written consent, in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which was provided to the Executive on the day preceding the date of this Agreement and that which is necessary to perform any additional duties assigned to the Executive following the date of this Agreement, which change or reduction is not generally effective for all executives employed by the Company (or its successor) in the Executive's class or category; or

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

                  (iv) Breach or violation of any material provision of this Agreement by the Company;

                  (n) "Gross Income" shall mean the Executive's current calendar year targeted compensation (base salary plus cash bonus), plus any other compensation payable to the Executive by the Company for the same period, whether taxable or non-taxable;

                  (o) "Notice of Termination" shall mean the notice described in
         Section 14 herein;

                  (p) "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan;

                  (q)  "Termination   Date"  shall  mean,  except  as  otherwise
         provided in Section 14 herein,

                  (i) The Executive's date of death;

                  (ii) Thirty (30) days after the delivery of the Notice of Termination terminating the Executive's employment on account of Disability pursuant to Section 9 herein, unless the Executive returns on a full-time basis to the performance of his or her duties prior to the expiration of such period;

                  (iii) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Executive voluntarily; or

                  (iv) Thirty (30) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Company for any reason other than death or Disability;

                  (r) "Termination  Payment" shall mean the payment described in
         Section 13 herein;

                  (s) "Total Payments" shall mean the sum of the Termination Payment and any other "payments in the nature of compensation" (as defined in Section 280G of the Code and the regulations adopted thereunder) to or for the benefit of the Executive, the receipt of which is contingent on a Change of Control and to which Section 280G of the Code applies.

         2.       EMPLOYMENT.

         The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.


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

         3.       TERM.

         The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on the date hereof and end on December 31, 2001, unless further extended or sooner terminated as hereinafter provided. On December 31, 2001, and on the last day of December each year thereafter, the term of the Executive's employment shall, unless sooner terminated as hereinafter provided, be automatically extended for an additional one year period from the date thereof unless, at least six (6) months before such December 31, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended beyond its existing duration.

         4.       POSITIONS AND DUTIES.

         The Executive shall serve as Vice President and Treasurer of the Company and in such additional capacities as set forth in Section 7 herein. In connection with the foregoing positions, the Executive shall have such duties, responsibilities and authority as may from time to time be assigned to the Executive by the Board. The Executive shall devote substantially all the Executive's working time and efforts to the business and affairs of the Company.

         5.       PLACE OF PERFORMANCE.

         In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in Salt Lake City, Utah except for required travel on Company business.

         6.       COMPENSATION AND RELATED MATTERS.

                  (a) Salary. The Company shall pay to the Executive his annualized base salary (as in effect on the effective date of this Agreement and subject to adjustment as provided herein) in equal installments (as nearly as practicable), in accordance with the Company's standard payroll policy (as in effect from time to time), which currently provides for payments to be made every two weeks, in arrears. Such annualized base salary may be increased from time to time in accordance with normal business practices of the Company. The annualized base salary of the Executive shall not be decreased below its then existing amount during the term of this Agreement.

                  (b) ESIP. The Executive shall be entitled to participate in the Evans & Sutherland Incentive Program.

                  (c) SERP. The Executive shall be entitled to participate in the Company's Supplemental Executive Retirement Plan.

                  (d) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses for travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time by the Company.

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                  (e) Other Benefits.  The Company shall provide  Executive with all other benefits normally provided to an employee of the Company similarly situated to Executive, including being added as a named officer on the Company's existing directors' and officers' liability insurance policy.

                  (f) Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan, but in no event less than fifteen (15) days. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

                  (g) Services Furnished. The Company shall furnish the Executive with office space, and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of the Executive's duties as set forth in Section 4 hereof.

         7.       OFFICES.

         The Executive agrees to serve without additional compensation, if elected or appointed thereto, in one or more executive offices of the Company, or any affiliate or subsidiary of the Company, or as a member of the board of directors of any subsidiary or affiliate of the Company; provided, however, that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided in the Company's bylaws, or otherwise.

         8.       TERMINATION AS A RESULT OF DEATH.

         If the Executive shall die during the term of this Agreement, the Executive's employment shall terminate on the Executive's date of death and the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse, shall be entitled to the Executive's Accrued Benefits as of the Termination Date and any applicable Termination Payment.

         9.       TERMINATION FOR DISABILITY.

         If, as a result of the Executive's Disability, the Executive shall have been unable to perform the Executive's duties hereunder on a full-time basis for four (4) consecutive months and within thirty (30) days after the Company provides the Executive with a Termination Notice, the Executive shall not have returned to the performance of the Executive's duties on a full-time basis, the Company may terminate the Executive's employment, subject to Section 14 herein. During the term of the Executive's Disability prior to termination, the Executive shall continue to receive all salary and benefits payable under
Section 6 herein, including participation in all employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Disability; provided, however, that the Executive's continued participation is permitted under the terms and provisions of such plans, programs and arrangements. In the event that the Executive's


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participation  in any such plan,  program or arrangement is barred as the result of such Disability, the Executive shall be entitled to receive an amount equal to the contributions, payments, credits or allocations which would have been paid by the Company to the Executive, to the Executive's account or on the Executive's behalf under such plans, programs and arrangements. In the event the Executive's employment is terminated on account of the Executive's Disability in accordance with this Section 9, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall remain eligible for all benefits provided by any long-term disability programs of the Company in effect at the time of such termination. The Executive shall also be entitled to the Termination Payment described in Section 13(a).

         10.      TERMINATION FOR CAUSE.

         If the Executive's employment with the Company is terminated by the Company for Cause, subject to the procedures set forth in Section 14 herein, the Executive shall be entitled to receive the Executive's Accrued Benefits as of the Termination Date. The Executive shall not be entitled to receipt of any Termination Payment.

         11.      OTHER TERMINATION BY COMPANY.

         If the Executive's employment with the Company is terminated by the Company other than by reason of death, Disability or Cause, or as described in paragraph 13(g) below, subject to the procedures set forth in Section 14 herein, the Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate if the Executive dies without a surviving spouse) shall receive the applicable Termination Payment. The Executive shall not, in connection with any consideration receivable in accordance with this Section 11, be required to mitigate the amount of such consideration by securing other employment or otherwise and such consideration shall not be reduced by reason of the Executive securing other employment or for any other reason.

         12.      VOLUNTARY TERMINATION BY EXECUTIVE.

         Provided that the Executive furnishes thirty (30) days prior written notice to the Company, the Executive shall have the right to voluntarily terminate this Agreement at any time. If the Executive's voluntary termination is without Good Reason, the Executive shall receive the Executive's Accrued Benefits as of the Termination Date and shall not be entitled to any Termination Payment. If the Executive's voluntary termination (other than a termination described in paragraph 13(g) below) is for Good Reason, the Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate if the Executive dies without a surviving spouse) shall receive the applicable Termination Payment. The Executive shall not, in connection with any consideration receivable in accordance with this Section 12, be required to mitigate the amount of such consideration by securing other employment or otherwise and such consideration shall not be reduced by reason of the Executive securing other employment or for any other reason.


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         13.      TERMINATION PAYMENT.

                  (a) If the Executive's employment is terminated as a result of death or disability, the lump sum Termination Payment payable to the Executive shall be equal to the Executive's Gross Income. The Company will pay the full medical, dental and vision premiums for continuation coverage under COBRA for the Executive and dependents who qualify for continuation coverage under COBRA for one year following the Termination Date.

                  (b) If the Executive's employment is terminated by the Executive for Good Reason or by the Company for any reason other than death, disability or Cause, the Termination Payment payable to the Executive by the Company or an affiliate of the Company shall be equal to the Executive's Gross Income. The Company will pay the full medical, dental and vision premiums for continuation coverage under COBRA for the Executive and dependents who qualify for continuation coverage under COBRA for one year following the Termination Date.

                  (c) If, during a Change of Control Period, the Executive's employment is terminated by the Executive for Good Reason or by the Company for any reason other than death, Disability, or Cause, the Termination Payment payable to the Executive by the Company or an affiliate of the Company shall be one and one-half (1.5) times the Executive's Gross Income. The Company will pay the full medical, dental and vision premiums for continuation coverage under COBRA for the Executive and dependents who qualify for continuation coverage under COBRA for one and one-half (1.5) years following the Termination Date.

                  (d) It is the intention of the Company and the Executive that no portion of the Termination Payment and any other "payments in the nature of compensation" (as defined in Section 280G of the Code and the regulations adopted thereunder) to or for the benefit of the Executive under this Agreement, or under any other agreement, plan or arrangement, be deemed to be an "excess parachute payment" as defined in Section 280G of the Code. It is agreed that the present value of the Total Payments shall not exceed an amount equal to two and ninety-nine hundredths (2.99) times the Executive's Base Period Income, which is the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with the regulations issued under Section 280G of the Code. Within sixty (60) days following delivery of the Notice of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Company shall, at the Company's expense, obtain such opinions as more fully described hereafter, which need not be unqualified, of legal counsel and certified public accountants or a firm of recognized executive compensation consultants. The Executive shall select said legal counsel, certified public accountants and executive compensation consultants; provided, however, that if the Company does not accept one (1) or more of the parties selected by the Executive, the Company shall provide the Executive with the names of


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         such legal  counsel,  certified  public  accountants  and/or  executive compensation consultants as the Company may select; provided, further, however, that if the Executive does not accept the party or parties
         selected  by  the  Company,   the  legal  counsel,   certified   public
         accountants and/or executive compensation consultants selected by the Executive and the Company, respectively, shall select the legal counsel, certified public accountants and/or executive compensation consultants, whichever is applicable, who shall provide the opinions required by this Section 13(e). The opinions required hereunder shall set forth (a) the amount of the Base Period Income of the Executive,
         (b) the present value of Total Payments and (c) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the Termination Payment or any other payment determined by such counsel to be includable in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his or her receipt of such opinions or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this Section 13(e), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that the compensation and other benefits, including but not limited to the Accrued Benefits, earned on or after the date of Change of Control by the Executive pursuant to the Company's compensation programs if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change of Control, are reasonable compensation for services rendered prior to the Change of Control; provided, however, that in the event legal counsel so requests in connection with the opinion required by this Section 13(e), a firm of recognized executive compensation consultants, selected by the Executive and the Company pursuant to the procedures set forth above, shall provide an opinion, upon which such legal counsel may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered prior to the Change of Control by the Executive. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section 13(e) shall be of no further force or effect.

                  (f) The Termination Payment shall be payable in a lump sum not later than ten (10) days following the Executive's Termination Date. Such lump sum payment shall not be reduced by any present value or similar factor. Further, the Executive shall not be required to mitigate the amount of such payment by securing other employment or otherwise and such payment shall not be reduced by reason of the Executive securing other employment or for any other reason.

                  (g) Notwithstanding anything to the contrary herein, in no event will a termination of Executive's employment with the Company be deemed to trigger a right to receive a Termination Payment if the termination is effected by the mutual agreement of the Company and Executive to accommodate a reassignment of Executive to an entity created or acquired by the Company, or to which the Company has contributed rights to technology, assets or business plans, if at the time of such termination the Company owns or is acquiring a minimum of a 19% equity interest in such entity. In the event of any such termination, the Executive shall only be entitled to receive the Executive's Accrued Benefits as of the Termination Date.

         14.      TERMINATION NOTICE AND PROCEDURE.

         Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive, if such Notice of Termination is delivered by the Company, and to the Company, if such Notice of Termination is delivered by the Executive, all in accordance with the following procedures:

                  (a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination;

                  (b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office;

                  (c) If the Executive shall in good faith furnish a Notice of Termination for Good Reason and the Company notifies the Executive that a dispute exists concerning the termination, within the fifteen (15) day period following the Company's receipt of such notice, the Executive shall continue the Executive's employment during such dispute. If it is thereafter determined that (i) Good Reason did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 19, (B) the date of the Executive's death or (C) one day prior to the second (2nd) anniversary of a Change of Control, and the Executive's Termination Payment, if applicable, shall reflect events occurring after the Executive delivered the Executive's Notice of Termination; or (ii) Good Reason did not exist, the employment of the Executive shall continue after such determination as if the Executive had not delivered the Notice of Termination asserting Good Reason; and

                  (d) If the Executive gives notice to terminate his or her employment for Good Reason and a dispute arises as to the validity of such dispute, and the Executive does not continue his employment during such dispute, and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by the Executive, the Executive shall be deemed to have voluntarily terminated the Executive's employment other than for Good Reason.

         15.      NONDISCLOSURE OF PROPRIETARY INFORMATION.

         Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the manufacturing of products or performance of services, which involve experimental and inventive work and that the success of its business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that the Executive has had, or during the course of his engagement may have, access to Proprietary Information, as hereinafter defined, of the Company or other information and data of a secret or proprietary nature of the

Company which the Company wishes to keep confidential and the Executive has furnished, or during the course of his engagement may furnish, such information to the Company, the Executive agrees that:

                  (a) "Proprietary Information" shall mean any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the business of the Company disclosed to the Executive or otherwise made known to him as a consequence of or through his engagement by the Company (including information originated by the Executive) in any technological area previously developed by the Company or developed, engaged in, or researched, by the Company during the term of the Executive's engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to competitors;

                  (b) The Executive acknowledges that the Company has exclusive property rights to all Proprietary Information and the Executive hereby assigns all rights he might otherwise possess in any Proprietary Information to the Company. Except as required in the performance of his duties to the Company, the Executive will not at any time during or after the term of his engagement, which term shall include any time in which the Executive may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling;

                  (c) All documents, records, notebooks, notes, memoranda and similar repositories of, or containing, Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or its operations and activities made or compiled by the Executive at any time or made available to him or her prior to or during the term of his engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by him or her in trust solely for the benefit of the Company, and shall be delivered to the Company by him or her on the termination of his or her engagement or at any other time on the request of the Company; and

                  (d) The Executive will not assert any rights under any inventions, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him or her prior to his or her being engaged by the Company or during the term of his engagement if based on or otherwise related to Proprietary Information.

         16.      ASSIGNMENT OF INVENTIONS.

                  (a) For  purposes of this  Section  16, the term  "Inventions"
         shall mean discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of the Company which the Executive makes, discovers or conceives (whether or not during the hours of his engagement or with the use of the Company's facilities, materials or personnel), either solely or jointly with others during his or her engagement by the Company or any affiliate and, if based on or related to Proprietary Information, at any time after termination of such engagement. All Inventions shall be the sole property of the Company, and Executive agrees to perform the provisions of this Section 16 with respect thereto without the payment by the Company of any royalty or any consideration therefor other than the regular compensation paid to the Executive in the capacity of an employee or consultant.

                  (b) The Executive shall maintain written notebooks in which he or she shall set forth, on a current basis, information as to all Inventions, describing in detail the procedures employed and the results achieved as well as information as to any studies or research projects undertaken on the Company's behalf. The written notebooks shall at all times be the property of the Company and shall be surrendered to the Company upon termination of his or her engagement or, upon request of the Company, at any time prior thereto.

                  (c) The Executive shall apply, at the Company's request and expense, for United States and foreign letters patent or copyrights either in the Executive's name or otherwise as the Company shall desire.

                  (d) The Executive hereby assigns to the Company all of his or her rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

                  (e) The Executive shall acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Executive's inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee. The Executive acknowledges and agrees that any copyright developed or conceived of by the Executive during the term of Executive's employment which is related to the business of the Company shall be a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

                  (f) The Executive represents that his or her performance of all the terms of this Agreement and as an employee of or consultant to the Company does not and will not breach any trust prior to his or her employment by the Company. The Executive agrees not to enter into any agreement either written or oral in conflict herewith and represents and agrees that he or she has not brought and will not bring with him to the Company or use in the performance of his or her responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless he or she has obtained written authorization from the former employer for their possession and use, a copy of which has been provided to the Company.

                  (g) No provisions of this Section shall be deemed to limit the restrictions applicable to the Executive under Section 15.

                  (h) No provisions of this Section shall be deemed or construed to require the Executive to assign to the Company any rights or intellectual property with respect to any invention which (i) is created by the Executive entirely on his own time, (ii) does not constitute an "employment invention" as defined in the Utah Employment Inventions Act, and (iii) is not exempted from the application f the Utah Employment Inventions Act.

         17.      SHOP RIGHTS.

         The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined in Section 16 but which are conceived or made by the Executive during the period he or she is engaged by the Company or with the use or assistance of the Company's facilities, materials or personnel.

         18.      NON-COMPETE.

         The Executive hereby agrees that during the term of this Agreement and for the period of one year from the termination hereof, that the Executive will not:

                  (a) Within any jurisdiction or marketing area in the United States in which the Company or any subsidiary thereof is doing business, own, manage, operate or control any business of the type and character engaged in and competitive with the Company or any subsidiary thereof. For purposes of this Section, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered to be competition with the Company or any subsidiary thereof; or

                  (b) Within any jurisdiction or marketing area in the United States in which the Company or any subsidiary thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with the Company or any of its subsidiaries; or

                  (c) Solicit any similar business to that of the Company's for, or sell any products that are in competition with the Company's products to, any company in the United States, which is, as of the date hereof, a customer or client of the Company or any of its subsidiaries, or was such a customer or client thereof within two years prior to the date of this Agreement; or

                  (d) Solicit the employment of any full time employee employed by the Company or its subsidiaries as of the date of termination of this Agreement.

         19.      REMEDIES AND JURISDICTION.

                  (a) The Executive hereby acknowledges and agrees that a breach of the agreements contained in this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in this Agreement.

                  (b) All claims, disputes and other matters in question between the parties arising under this Agreement, shall, unless otherwise provided herein, be decided by arbitration in Salt Lake City, Utah, in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

         20.      ATTORNEYS' FEES.

         In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

         21.      SUCCESSORS.

         This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

         22.      ENFORCEMENT.

         The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

         23.      AMENDMENT OR TERMINATION.

         This Agreement may not be amended or terminated during its term, except by written instrument executed by the Company and the Executive.

         24.      SURVIVABILITY.

         The provisions of Sections 15, 16, 17, 18, 19, and 20 shall survive termination of this Agreement.

         25.      ENTIRE AGREEMENT.

         This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.

         26.      VENUE; GOVERNING LAW.

         This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to the provisions, principles, or policies thereof relating to choice or conflicts of laws.

         27.      NOTICE.

         Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

                  Company:          Evans & Sutherland Computer Corporation
                                    600 Komas Drive
                                    Salt Lake City, Utah 84108
                                    Attn: Human Resources
                                    Fax: (801) 588-4500


                  Executive:        Nicholas J. Iuanow
                                    P.O. Box 3206
                                    Salt Lake City, Utah 84110
                                    Phone: (801) 534-1817


or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the Executive shall have given to the Company.

         28.      NO WAIVER.

         No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         29.      HEADINGS.

         The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         30.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

                                    "COMPANY"


                                    EVANS & SUTHERLAND COMPUTER
                                    CORPORATION, a Utah corporation


                                    By: /s/ James R. Oyler
                                        ----------------------------------
                                         James R. Oyler, President and CEO



                                    "EXECUTIVE"

                                    /s/ Nicholas J. Iuanow
                                    --------------------------------------
                                    Nicholas J. Iuanow










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